EXHIBIT 99.1

LETTER OF TRANSMITTAL

To Accompany Certificates Representing Shares of

                Common Stock of

REFOCUS GROUP, INC.

Being Surrendered In Exchange For the Right to Receive a

Cash Payment of $0.35 per Pre-Split Share

SECURITIES TRANSFER CORPORATION, DALLAS, AS EXCHANGE AGENT

By Registered Mail:	By Hand Delivery or Overnight Delivery:
Securities Transfer Corporation P.O. Box 701629 Dallas, Texas 75370-1629	Securities Transfer Corporation 2591 Dallas Parkway, Suite 102 Dallas, Texas 75034

For Information, Call:

1-800-780-1920

To obtain a cash payment of $0.35 per share of Common Stock on a pre-split basis, please complete this Letter of Transmittal and forward it along with your certificate(s) representing shares of Refocus Group, Inc. Common Stock by mail or hand delivery, to Securities Transfer Corporation, Dallas, at the address set forth above. Instructions regarding the completion of this Letter of Transmittal are set forth in this Letter of Transmittal. Delivery of this Letter of Transmittal to an address other than that set forth above will not constitute a valid delivery.

The instructions included in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. If certificates are registered in different names, a separate Letter of Transmittal must be submitted for each different registered owner. See Instruction 1.

DESCRIPTION OF CERTIFICATE(S) SURRENDERED
Name(s) and address(es) of registered holder(s). (If space below is blank, please fill in exactly as name(s) appear(s) on certificate(s))	Certificate(s) Enclosed (Attach additional list, if necessary)
	Certificate Number(s)	Number of Refocus Shares Represented By Certificate(s)

Total Refocus Shares:

** PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY**

                ** DO NOT SEND STOCK CERTIFICATES TO

REFOCUS GROUP, INC. **

Ladies and Gentlemen:

Refocus Group, Inc., a Delaware corporation (“Refocus” or the “Company”), effected a 1-for-2,000 reverse stock split at 6:00 p.m. on November 30, 2005, immediately followed by a 2,000-for-1 forward stock split at 6:01 p.m. on November 30, 2005 (the “Reverse/Forward Split”). Stockholders owning less than 2,000 shares of our common stock immediately prior to the reverse stock split will have their shares canceled and converted into the right to receive the cash amount, without interest, of $0.35 per share on a pre-split basis. In connection with the Reverse/Forward Split, the undersigned, the registered holder (a “Registered Holder”) of one or more certificates (“Certificate(s)”) representing shares of Refocus common stock, par value $0.001 per share (“Common Stock”), hereby surrenders the Certificate(s) in exchange for the right to receive a cash payment in the amount of $0.35 for each share of Common Stock surrendered on a pre-split basis.

The undersigned represents that the undersigned has full authority to surrender the Certificate(s), free and clear of all liens, claims, and encumbrances, and acknowledges that Securities Transfer Corporation, Dallas (the "Exchange Agent") and Refocus are relying on this representation in acting pursuant hereto. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed appropriate or necessary by the Exchange Agent for the benefit of former Refocus stockholders in connection with the surrender of the Certificate(s). All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall be binding upon, the successors, assigns, heirs, executors, administrators, and legal representatives of the undersigned.

The undersigned understands that surrender is not made in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, or a facsimile hereof, duly completed and manually signed, together with the Certificate(s) and all accompanying evidences of authority in form satisfactory to the Exchange Agent and Refocus. All questions as to validity, form and eligibility of any surrender of the Certificate(s) hereunder will be determined by the Exchange Agent and Refocus, and such determination shall be final and binding.

The undersigned understands that the delivery of a check for cash will be made as promptly as is practical after surrender of the Certificate(s) is made in acceptable form.

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if a check for cash payment is to be issued to the Registered Holder(s), but delivered to an address OTHER than the address of record. (See Instructions 2, 3 and 4).

Deliver check to:

Name:
(Please Print: First, Middle and Last Name)
Address:

(Zip Code)

          LOST CERTIFICATE PROCEDURE

          (See Instruction 8)

☐ I have lost my certificate(s) for the shares of Refocus Common Stock and require assistance with respect to receiving the cash payment in exchange for my shares of Refocus Common Stock. I understand that an indemnity and surety bond is required.

        PLEASE SIGN HERE AND COMPLETE FORM W-9

(X)		Date:

(X)		Telephone No.:
Signature(s) of Registered Holder(s)

(Must be signed by Registered Holder(s) exactly as name(s) appears on the Certificate(s) by the authorized representative of such Registered Holder(s) or by the person(s) to whom the Certificate(s) surrendered has been assigned and transferred as evidenced by endorsements or stock powers transmitted herewith. If signing is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, please set forth full title and enclose proper documentary evidence of the appointment and authority of such person so to act. See Instruction 3.)

SIGNATURE GUARANTEE

(only if required by Instruction 4)

Authorized Signature:
Name (Please type or print):
Title:
Name of Firm:
Address:
(Zip Code)

Such guarantor must be a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP.

INSTRUCTIONS

1.      Surrender of Certificates; Method of Delivery. This Letter of Transmittal, or a facsimile hereof, duly completed and manually signed, must be used in connection with the delivery and surrender of the certificate(s) for Refocus Common Stock. This Letter of Transmittal and the certificate(s) for Refocus Common Stock must be received by the Exchange Agent, in satisfactory form, in order to make an effective surrender of the certificate(s) for Refocus Common Stock. The method of delivery of the certificate(s) for Refocus Common Stock and other documentation, is at the election and risk of the holder of the certificate(s) for Refocus Common Stock. If such delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Surrender may be made by mail or by hand to Securities Transfer Corporation, at one of the addresses shown on the front of this letter of transmittal. If any certificate for Refocus Common Stock is registered in different forms of your name (e.g., "John Doe" or "J. Doe") or in different forms of ownership on different Refocus Common Stock certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Refocus Common Stock. If the certificate(s) for Refocus Common Stock are surrendered by two or more joint holders or owners, all such persons must sign.

2.      Special Delivery Instructions. Indicate the name and address to which the check for cash payment in exchange for shares of Refocus Common Stock is to be issued and/or sent, if different from the name(s) and address(es) of the person(s) signing this Letter of Transmittal.

3.      Signatures. The signature (or signatures, in the case of a Refocus Certificate(s) owned by two or more holders) on this Letter of Transmittal should correspond exactly with the name(s) as written on the face of the Refocus Certificate(s) surrendered unless the shares described in this Letter of Transmittal have been assigned by the Registered Holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name(s) of the last transferee(s) indicated on the transfer attached to or endorsed on the Refocus Certificate(s).

If this Letter of Transmittal, or any endorsement or stock power required by Instruction 4, is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, the person signing must give his or her full title in such capacity and enclose appropriate evidence of his or her authority to so act.

4.      Endorsement of Certificates; Signature Guarantees. Certificates for Refocus Common Stock need not be endorsed, and stock powers and signature guarantees are unnecessary, unless the certificate(s) for Refocus Common Stock is (are) registered or a check is to be issued in a name other than that of the person surrendering the certificate(s). In such cases, (i) if the person surrendering the certificate(s) for Refocus Common Stock is not the registered holder thereof, the certificate(s) for Refocus Common Stock must be properly endorsed or accompanied by properly executed stock powers, the signature(s) on which have been guaranteed by a financial institution that is a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP, (ii) if the person surrendering such certificate(s) for Refocus Common Stock is the registered holder thereof, the signature of such registered holder must be guaranteed as set forth in preceding clause (i), and (iii) the person surrendering such certificate(s) for Refocus Common Stock must remit to the Exchange Agent the amount of any transfer or other taxes payable by reason of the delivery to a person other than the Registered Holder(s) of such certificate(s) for Refocus Common Stock surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

5.      Validity of Surrender; Irregularities. All questions as to validity, form and eligibility of any surrender of the certificate(s) for Refocus Common Stock hereunder will be determined by Refocus and the Exchange Agent, and such determination shall be final and binding. Refocus reserves the right to waive any irregularities or defects in the surrender of any of the certificate(s) for Refocus Common Stock, and its interpretations of the terms and conditions of the Consent Solicitation Statement and of this Letter of Transmittal (including these instructions) with respect to such irregularities or defects shall be final and binding. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

6.      No Conditional Surrender. Refocus will not accept any alternative, conditional or contingent surrender of a Refocus Certificate(s).

7.      Payment. Any cash payment will be mailed promptly after the valid delivery of (i) the Refocus Certificate(s) by the Refocus stockholder, (ii) an executed Letter of Transmittal, together with such other documentation as required under these Instructions or by the Exchange Agent, and (iii) the documentation required by Instruction 8 with respect to any lost, stolen or destroyed Refocus Certificate(s).

8.      Surrender of Certificate(s); Lost Certificate(s). The certificate(s) of Refocus Common Stock being surrendered must be delivered with this Letter of Transmittal. If the certificate(s) for Refocus Common Stock have been lost or destroyed, please so indicate in this Letter of Transmittal. In such event, the Exchange Agent will forward additional documentation necessary to be completed in order to effectively surrender the lost or destroyed certificate(s) for Refocus Common Stock. In addition, the stockholder will be required to purchase a bond of indemnity at such stockholder’s sole cost and expense.

9.      Inadequate Space. If the space provided on this Letter of Transmittal is inadequate, the Refocus Common Stock certificate numbers and number of Refocus Common Stock represented thereby should be listed on a separate schedule affixed hereto.

10.	Form W-9. See IMPORTANT TAX INFORMATION for instructions on completing Form W-9.

11.    Requests for Assistance or Additional Copies. Requests for assistance may be directed to, or additional copies of this Letter of Transmittal may be obtained from the Exchange Agent.

IMPORTANT TAX INFORMATION

Under the federal income tax law, each Refocus stockholder whose surrendered shares of Refocus Common Stock are accepted for exchange is required to provide the Exchange Agent (as payer) with his or her correct taxpayer identification number ("TIN") on the Form W-9 below. If such Refocus stockholder is an individual, the TIN is his social security number. If the Exchange Agent is not provided with the correct TIN, the Refocus stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS"). In addition, delivery to such stockholder of any cash payment pursuant to the Agreement may be subject to backup withholding.

If backup withholding applies, the Exchange Agent is required to withhold 28% of any such payment received by each Refocus stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

To prevent backup withholding on payments that are made to a Refocus stockholder, the Refocus stockholder is required to notify the Exchange Agent of his correct TIN by completing the Form W-9 below, certifying that the TIN provided on Form W-9 is correct (or that such Refocus stockholder is awaiting a TIN ) and that (1) the Refocus stockholder has not been notified by the IRS that he is subject to backup withholding as a result of a failure to report all interest or dividends or (2) the IRS has notified the Refocus stockholder that he is no longer subject to backup withholding.

The Refocus stockholder is required to give the Exchange Agent the social security number or employer identification number of the record owner.

Form **W-9**
(Rev. January 2005)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

Name (as shown on your income tax return)

Business name, if different from above

Check appropriate box: ☐ Individual/ Sole proprietor ☐ Corporation ☐ Partnership ☐ Other ▶ .... ☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. *If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.*

Social security number

or

Employer identification number

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 4.)

Sign Here **Signature of U.S. person ▶** **Date ▶**

NOTE:

FAILURE TO COMPLETE AND RETURN THIS FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY CASH PAYMENT MADE TO YOU PURSUANT TO THE AGREEMENT. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON FORM W-9 FOR ADDITIONAL DETAILS. FOR MORE INFORMATION, PLEASE GO TO WWW.IRS.GOV FOR COMPLETE INSTRUCTIONS TO FORM W-9.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that because I have not provided a taxpayer identification number, 28% of all reportable payments made to me hereafter will be withheld until I provide a number. If I provide a properly certified taxpayer identification number within 60 days, you will refund the tax withheld if I so request.

Signature:	Date: